UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 14, 2012

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2012, ANSYS, Inc. (“ANSYS”) entered into a Lease Agreement (the “Lease”) with Quattro Investment Group, L.P. (the “Landlord”). The Lease provides for the lease to ANSYS of approximately 186,000 square feet of rentable space to be located in a to-be-built office facility within the Southpointe business park in Washington County, Pennsylvania (the “Leased Premises”), which will serve as its headquarters. The Lease provides ANSYS with a guaranteed expansion option that may be exercised in year eleven of the term of the Lease for up to an additional 130,000 square feet of rentable space, but not less than 65,000 square feet of rentable space, by providing the Landlord with at least 18 months’ prior written notice of such exercise.

The Lease of the Leased Premises was effective as of September 14, 2012, but because the Leased Premises are to-be-built, ANSYS will not be obligated to pay Base Rent (as defined in the Lease) until the later of (i) three months following the date that the Leased Premises are delivered to ANSYS, which delivery, subject to certain limited exceptions, shall occur no later than October 1, 2014, or (ii) January 1, 2015 (such later date, the “Commencement Date”). The term of the Lease is 183 months, beginning on the Commencement Date. ANSYS has the following options to extend the term of the Lease with respect to the Leased Premises: (i) two consecutive five year lease extension options; and (ii) one additional extension option for 59 months. All extension options will be for 100% of the initial rental space under the Lease plus any expansion space.

Under the Lease, Base Rent will be $23.00 per rentable square foot per annum, payable in equal monthly installments, for the first five years of the term of the Lease. Base Rent will increase to $24.00 per rentable square foot per annum, payable in equal monthly installments, for years six through ten of the term of the Lease and will increase to $25.00 per rentable square foot per annum, payable in equal monthly installments, for years eleven through fifteen of the term of the Lease. If ANSYS elects to extend the term of the Lease or exercise its expansion option, the Base Rent will be adjusted for either of the three extension periods or the additional rental space according to prevailing fair market rental rates. ANSYS will also pay certain real estate taxes, operating costs and other costs to the Landlord as additional rent and charges.

In general, ANSYS may terminate the lease if the Landlord fails to secure (i) sufficient financing or (ii) all requisite approvals from applicable governmental authorities by June 11, 2013. The Landlord may terminate the Lease if the Landlord fails to secure an option to purchase land for the Leased Premises from the Washington County Authority on or before October 31, 2012.

Additionally, ANSYS shall have a one-time right to terminate the Lease effective upon the last day of the tenth full year following the Commencement Date (anticipated to be December 31, 2025), by providing the Landlord with at least 18 months’ prior written notice of such termination. ANSYS’s right to terminate the lease will be null and void if it exercises its expansion option described above. Upon such termination, ANSYS will be required to pay the Landlord a termination fee equal to brokerage fees, the unamortized cost of certain allowances for tenant improvements, certain other costs and a penalty.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Lease by and between ANSYS, Inc. and Quattro Investment Group, L.P., dated as of September 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: September 18, 2012	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease by and between ANSYS, Inc. and Quattro Investment Group, L.P., dated as of September 14, 2012.